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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated 12 December 1996, accompanying the financial statements and schedules of H Burden Limited and Subsidiaries included in the Annual Report of The Coast Distribution System and Subsidiaries (the "Company") on Form 10-K for the year ended 31 December 1996. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582 and
33-86072, effective 12 December 1986, 25 June 1987, 1 December 1987, 17 June 1993 and 8 November 1994 respectively) and on Form S-3 (File No. 33-33780, effective 9 March 1990).


/s/ GRANT THORNTON
-----------------------
GRANT THORNTON

KETTERING
ENGLAND

March 27, 1997